Exhibit 99.1

BMC STOCK HOLDINGS, INC.
4800 FALLS OF NEUSE ROAD, SUITE 400 RALEIGH, NC 27609 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 21, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY D26952-S13152 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED .
BMC STOCK HOLDINGS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and, if necessary, 3.
1. Adoption of the Agreement and Plan of Merger, dated as of August 26, 2020 (the “Merger Agreement”), by and among BMC Stock Holdings, Inc., Builders FirstSource, Inc. and Boston Merger Sub I Inc. 2. Approval, on an advisory (non-binding) basis, of the executive offi cer compensation that will or may be paid to named executive officers of BMC Stock Holdings, Inc. in connection with the transactions contemplated by the Merger Agreement. 3. Approval of the adjournment of the stockholder meeting to solicit additional proxies if, within three business days prior to the date of the stockholder meeting, there are not sufficient votes to approve Proposal 1, or if BMC Stock Holdings, Inc. is otherwise required or permitted to do so pursuant to the Merger Agreement, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to stockholders. BMC Stock Holdings, Inc. is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the COVID-19 pandemic. As a result, the Board of Directors may determine to hold the stockholder meeting virtually in addition to, or in lieu of, holding the stockholder meeting in person. In such event, BMC Stock Holdings, Inc. will announce that fact as promptly as practicable after making this determination, and details on how to participate will be made available in the press release announcing such determination and will also be posted on its website at ir.buildwithbmc.com. BMC Stock Holdings, Inc. encourages you to check its website prior to the stockholder meeting if you plan to attend. Any such announcement would also be filed with the SEC as additional proxy soliciting material.
For Against Abstain Yes No To attend this meeting and vote your shares in person. ! !
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

BMC STOCK HOLDINGS, INC. 4800 FALLS OF NEUSE ROAD, SUITE 400 RALEIGH, NC 27609 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 21, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY D26952-S13152 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BMC STOCK HOLDINGS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and, if necessary, 3. 1. Adoption of the Agreement and Plan of Merger, dated as of August 26, 2020 (the “Merger Agreement”), by and among BMC Stock Holdings, Inc., Builders FirstSource, Inc. and Boston Merger Sub I Inc. 2. Approval, on an advisory (non-binding) basis, of the executive officer compensation that will or may be paid to named executive officers of BMC Stock Holdings, Inc. in connection with the transactions contemplated by the Merger Agreement. 3. Approval of the adjournment of the stockholder meeting to solicit additional proxies if, within three business days prior to the date of the stockholder meeting, there are not sufficient votes to approve Proposal 1, or if BMC Stock Holdings, Inc. is otherwise required or permitted to do so pursuant to the Merger Agreement, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to stockholders. BMC Stock Holdings, Inc. is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the COVID-19 pandemic. As a result, the Board of Directors may determine to hold the stockholder meeting virtually in addition to, or in lieu of, holding the stockholder meeting in person. In such event, BMC Stock Holdings, Inc. will announce that fact as promptly as practicable after making this determination, and details on how to participate will be made available in the press release announcing such determination and will also be posted on its website at ir.buildwithbmc.com. BMC Stock Holdings, Inc. encourages you to check its website prior to the stockholder meeting if you plan to attend. Any such announcement would also be filed with the SEC as additional proxy soliciting material. For Against Abstain Yes No To attend this meeting and vote your shares in person. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.